SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 22, 2008

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Investment by Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler

On May 22, 2008, Pacific Ethanol, Inc. (the “Company”) closed the transactions described below in connection with the sale of shares of its Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”).

Securities Purchase Agreement dated May 20, 2008 by and among Pacific Ethanol, Inc. and Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler

On May 20, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler (the “Purchasers”).  The Purchase Agreement provides for the sale by the Company and the purchase by the Purchasers of (i) an aggregate of 294,870 shares of the Company’s Series B Preferred Stock, all of which are initially convertible into an aggregate of 884,610 shares of the Company’s common stock based on an initial three-for-one conversion ratio, and (ii) warrants (the “Warrants”) to purchase an aggregate of 442,305 shares of the Company’s common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $5,750,000.  The Series B Preferred Stock was issued and sold under the Certificate of Designations described below.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Form of Warrant dated May 22, 2008 issued by Pacific Ethanol, Inc.

The Warrants are exercisable for up to 442,305 shares of the Company’s common stock at an exercise price of $7.00 per share at any time during the period commencing on the date that is six months and one day from the date of the Warrant and ending ten years from the date of the Warrant.  The Warrant contains customary anti-dilution provisions for stock splits, stock dividends and the like and other customary terms and conditions.

The description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant, which is filed as Exhibit 10.2 to this report and incorporated by reference herein.

Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock

The Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock (the “Certificate of Designations”) designates 3,000,000 shares of preferred stock as Series B Cumulative Convertible Preferred Stock..  The Series B Preferred Stock ranks senior in liquidation and dividend preferences to the Company’s common stock and on parity with respect to dividend and liquidation rights with the Company’s Series A Cumulative Redeemable Convertible Preferred Stock (“Series A Preferred Stock”).  Holders of Series B Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in cash in an amount equal to 7.00% of the purchase price per share of the Series B Preferred Stock on a pari passu basis with the holders of Series A Preferred Stock; however, subject to the provisions of the Letter Agreement described below, such dividends may, at the option of the Company, be paid in additional shares of Series B Preferred Stock based initially on the value of the purchase price per share of the Series B Preferred Stock. The holders of Series B Preferred Stock have a liquidation preference over the holders of the Company’s common stock equivalent to the purchase price per share of the Series B Preferred Stock plus any accrued and unpaid dividends on the Series B Preferred Stock but on a pro rata and pari passu basis with the holders of Series A Preferred Stock. A liquidation will be deemed to occur upon the happening of customary events, including transfer of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transaction, unless holders of 66 2/3% of the Series B Preferred Stock vote affirmatively in favor of or otherwise consent that such transaction shall not be treated as a liquidation.

The holders of the Series B Preferred Stock have conversion rights initially equivalent to three shares of common stock for each share of Series B Preferred Stock. The conversion ratio is subject to customary antidilution adjustments. In addition, antidilution adjustments are to occur in the event that the Company issues equity securities at a price equivalent to less than $6.50 per share, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis). Certain specified issuances will not result in antidilution adjustments (the “Anti-Dilution Excluded Securities”), including (i) securities issued to employees, officers or directors of the Company under any option plan, agreement or other arrangement duly adopted by the Company, the issuance of which is approved by the Compensation Committee of the Board of Directors of the Company, (ii) any common stock issued upon conversion of the Series A Preferred Stock or as payment of dividends thereon, (iii) Series B Preferred Stock and any common stock issued upon conversion of the Series B Preferred Stock or as payment of dividends thereon, (iv) securities issued upon conversion or exercise of any derivative securities outstanding on the date the Certificate of Designations is first filed with the Delaware Secretary of State, and (v) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment to the conversion ratio of the Series B Preferred Stock is already made.  The shares of Series B Preferred Stock are also subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Series B Preferred Stock of 25% or more. The forced conversion is to be based upon the conversion ratio as last adjusted. Notwithstanding the foregoing, no shares of Series B Preferred Stock will be subject to forced conversion unless the shares of common stock issued or issuable to the holders upon conversion of the Series B Preferred Stock are registered for resale with the SEC and eligible for trading on The NASDAQ Stock Market or such other exchange approved by holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock. Accrued but unpaid dividends on the Series B Preferred Stock are to be paid in cash upon any conversion of the Series B Preferred Stock.

The holders of Series B Preferred Stock vote together as a single class with the holders of the Company’s Series A Preferred Stock and common stock on all actions to be taken by the Company’s stockholders.  Each share of Series B Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which each share of Series B Preferred Stock is convertible on all matters to be voted on by the stockholders of the Company.  Notwithstanding the foregoing, the holders of Series B Preferred Stock are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of Series B Preferred Stock. These protective provisions include limitations on (i) the increase or decrease of the number of authorized shares of Series B Preferred Stock, (ii) increase or decrease of the number of authorized shares of other capital stock, (iii) generally any actions that have an adverse effect on the rights and preferences of the Series B Preferred Stock, (iv) the authorization, creation or sale of any securities senior to or on parity with the Series B Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, (v) the authorization, creation or sale of any securities junior to the Series B Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, other than the Company’s common stock, (vi) the authorization, creation or sale of any shares of Series B Preferred Stock other than the shares of Series B Preferred Stock authorized, created and sold under the Purchase Agreement, and (vii) engaging in a transaction that would result in an internal rate of return to holders of Series B Preferred Stock of less than 25%.

The holders of the Series B Preferred Stock are afforded preemptive rights with respect to certain securities offered by the Company.  The preemptive rights of the holders of the Series B Preferred Stock are subordinate to the preemptive rights of, and prior exercise thereof by, the holders of the Series A Preferred Stock.  So long as 50% of the shares of Series B Preferred Stock remain outstanding, and not including any securities of the Company as to which any holder of the Series A Preferred Stock has exercised its preemptive rights, each holder of Series B Preferred Stock has the right to purchase a pro rata portion of such securities equivalent to the number of shares of common stock then held by such holder (giving effect to the conversion of all shares of convertible preferred stock then held by such holder), divided by the total number of shares of common stock then held by all holders of the Series B Preferred Stock (giving effect to the conversion of all outstanding shares of convertible preferred stock then held by such holders), plus any amounts not purchased by other holders of Series B Preferred Stock. Notwithstanding the foregoing, certain proposed securities offerings will not result in preemptive rights in favor of the holders of the Series B Preferred Stock.  These offerings include offerings of Anti-Dilution Excluded Securities as well as the issuance of securities other than for cash pursuant to a merger, consolidation, acquisition or similar business combination by the Company approved by the Board of Directors of the Company.

The description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 10.7 to this report and incorporated by reference herein.

Ancillary Agreements

Letter Agreement dated May 22, 2008 by and among Pacific Ethanol, Inc., and Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company entered into a Letter Agreement with the Purchasers under which the Company expressly waives its rights under the Certificate of Designation to make dividend payments to a Purchaser in additional shares of Series B Preferred Stock in lieu of cash dividend payments without the prior written consent of the Purchaser.

The description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.4 to this report and incorporated by reference herein.

Common Stock and Warrant Offering

On May 22, 2008, the Company entered into a Placement Agent Agreement with Lazard Capital Markets LLC (the “Placement Agent”), relating to the sale by the Company of 6,000,000 units, with each unit consisting of (i) one share of common stock, and (ii) a warrant to purchase 0.50 shares of common stock at an exercise price of $7.10 per share of common stock, for a purchase price of $4.75 per unit (the “Units’”).  The Warrants are to be exercisable at any time after the sixth-month anniversary of the closing of the transaction and prior to fifth anniversary of the closing of the transaction.  In the aggregate the Company is expected to issue 6,000,000 shares of common stock and warrants to purchase up to 3,000,000 shares of common stock.  The form of Subscription Agreement and form of Warrant pursuant to the which the Company is to sell and issue the Units to the purchasers are filed as Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The descriptions of the material terms of such documents are qualified in their entirety by reference to such exhibits. The expected net proceeds to the Company from the sale of the Units, after deducting for the fees of the Placement Agent and estimated offering expenses, are approximately $26,800,000.  The form of Placement Agent Agreement is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Placement Agent Agreement is qualified in its entirety by reference to such exhibit. The Company’s press release dated May 22, 2008, announcing its agreement to sell the Units is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

The shares were offered and sold pursuant to (i) a prospectus dated July 27, 2007, and (ii) a prospectus supplement dated May 22, 2008, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-143617).

The offering is scheduled to close on May 29, 2008, subject to the satisfaction of customary closing conditions.  Following the offering, the Company will have approximately $221,500,000 of securities available for future issuance under its effective shelf registration statement.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on May 22, 2008, the Company issued to Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler (i) an aggregate of 294,870 shares of the Company’s Series B Preferred Stock, all of which are initially convertible into an aggregate of 884,610 shares of the Company’s common stock based on an initial three-for-one conversion ratio, and (ii) warrants to purchase an aggregate of 442,305 shares of the Company’s common stock at an exercise price of $7.00 per share, for an aggregate purchase price of $5,750,000. The disclosures contained in Item 1.01 above are incorporated herein by reference.

Exemption from the registration provisions of the Securities Act of 1933 for the transaction described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transaction did not involve any public offering and each of Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler was an accredited investor and had access to the kind of information that registration would provide.  Appropriate investment representations were obtained, and the securities were or will be issued with restricted securities legends.

Item 8.01                      Other Events.

On May 23, 2008, the Company issued a press release announcing the common stock and warrant offering described above. A copy of the press release is attached hereto as Exhibits 99.1 and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this report nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this report. The information available at our internet address is not part of this report or any other report filed by us with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.  Not applicable.

(b)           Pro forma financial information.  Not applicable.

(c)           Shell company transactions.  Not applicable.

(d)           Exhibits.

Number	Description

10.1	Securities Purchase Agreement dated May 20, 2008 by and among Pacific Ethanol, Inc. and Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler

10.2	Form of Warrant dated May 22, 2008 issued by Pacific Ethanol, Inc.

10.3	Letter Agreement dated May 22, 2008 by and among Pacific Ethanol, Inc. and Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler

10.4	Form of Subscription Agreement dated May 22, 2008 between Pacific Ethanol, Inc. and each of the purchasers

10.5	Form of Warrant to purchase shares of Pacific Ethanol, Inc. Common Stock

10.6	Form of Placement Agent Agreement dated May 22, 2008, by and between Pacific Ethanol, Inc. and Lazard Capital Markets LLC

10.7	Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock (*)

99.1	Press Release dated May 23, 2008
_______________
(*)	Filed as an exhibit to the Registrant’s current report on Form 8-K for March 26, 2008 filed with the Securities and Exchange Commission on March 27, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: May 23, 2008	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Cousel & Secretary

  EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Securities Purchase Agreement dated May 20, 2008 by and among Pacific Ethanol, Inc. and Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler

10.2	Form of Warrant dated May 22, 2008 issued by Pacific Ethanol, Inc.

10.3	Letter Agreement dated May 22, 2008 by and among Pacific Ethanol, Inc. and Neil M. Koehler, Bill Jones, Paul P. Koehler and Thomas D. Koehler

10.4	Form of Subscription Agreement dated May 22, 2008 between Pacific Ethanol, Inc. and each of the purchasers

10.5	Form of Warrant to purchase shares of Pacific Ethanol, Inc. Common Stock

10.6	Form of Placement Agent Agreement dated May 22, 2008, by and between Pacific Ethanol, Inc. and Lazard Capital Markets LLC

99.1	Press Release dated May 23, 2008